SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 16, 2003

DENDRITE INTERNATIONAL, INC.

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(Exact Name of Registrant as Specified in Charter)

New Jersey	0-26138	22-2786386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Mount Kemble Avenue, Morristown, New Jersey	07960-6767
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(973) 425-1200

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events

On May 16, 2003, Dendrite International Inc. (“Dendrite”) and Amgis Acquisition Co. (“Purchaser”), a Delaware corporation and wholly-owned subsidiary of Dendrite, entered into Amendment No. 1 (the “Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”), dated May 9, 2003, with Synavant Inc., a Delaware corporation (“Synavant”). The Amendment, among other things, increased the offer price of the tender offer by the Purchaser, to purchase for cash all of the outstanding shares of common stock, par value $0.01 per share, of Synavant (the “Shares”), from $2.83 to $3.22.

On May 16, 2003, Dendrite and Synavant executed a Secured Promissory Note (the “Promissory Note”) pursuant to which Synavant may receive as a bridge loan of up to $15,000,000 from Dendrite.

The Amendment is filed herewith as Exhibit 99.1. The description of the Merger Agreement and Amendment No. 1 set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of such agreement.

The Promissory Note is filed herewith as Exhibit 99.2. The description of the Promissory Note set forth above does not purport to be complete and is qualified in its entirety by reference to the provisions of the Promissory Note.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

    (c)        Exhibits.

Exhibit No.	Description
99.1	Amendment No. 1 to the Merger Agreement, dated May 16, 2003, by and among Synavant Inc., Dendrite International, Inc. and Amgis Acquisition Co.

99.2	Secured Promissory Note, dated May 16, 2003, by and between Dendrite International, Inc. and Synavant Inc.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 20, 2003

DENDRITE INTERNATIONAL, INC. By: /S/ KATHLEEN E. DONOVAN —————————————— Name: Kathleen E. Donovan Title: Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Amendment No. 1 to the Merger Agreement, dated May 16, 2003, by and among Synavant Inc., Dendrite International, Inc. and Amgis Acquisition Co.

99.2	Secured Promissory Note, dated May 16, 2003, by and between Dendrite International, Inc. and Synavant Inc.

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